   As filed with the Securities and Exchange Commission on December 20, 1996
                                              Registration No. 333-_____________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                    FIRST ALLIANCE/PREMIER BANCSHARES, INC.
--------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

           Georgia                                              58-1793778
--------------------------------------------------------------------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

               950 E. Paces Ferry Road, Atlanta, Georgia  30326
--------------------------------------------------------------------------------
             (Address of principal executive offices and zip code)

                       PREMIER LENDING CORPORATION, INC.
                          DIRECTORS STOCK OPTION PLAN
          (as maintained by First Alliance/Premier Bancshares, Inc.)
                           (Full Title of the Plan)
--------------------------------------------------------------------------------

                           Kathryn L. Knudson, Esq.
                      Powell, Goldstein, Frazer & Murphy
                    191 Peachtree Street, N.E., 16th Floor
                            Atlanta, Georgia 30303
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (404)  572-6952
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                Proposed        Proposed
Title of                                                                        Maximum         Maximum
Securities                                                 Amount               Offering        Aggregate      Amount of
to be                                                      to be                Price           Offering       Registration
Registered                                                 Registered           Per Share       Price          Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value                              20,000 shares(1)     $20.25(2)       $405,000(3)    $123.00
------------------------------------------------------------------------------------------------------------------------------------

(1) Representing shares to be issued and sold by the Registrant under the Premier Lending Corporation, Inc. Directors Stock Option Plan, as maintained by First Alliance/Premier Bancshares, Inc. (the "Plan"). This Registration Statement also covers such number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.

(2) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market for December 13, 1996.

(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


       The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to optionees as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 (File No. 0-24528);

     (2) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996 (File No. 0-24528);

     (3) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996 (File No. 0-24528);

     (4) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996 (File No. 0-24528);

     (5) The Registrant's Current Report on Form 8-KSB, dated February 29, 1996 (File No. 0-24528);

     (6) The Registrant's Current Report on Form 8-KSB, dated August 31, 1996 (File No. 0-24528); and

     (7) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB as filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-24528).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

     Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, if they have not been adjudged liable on the basis of the improper receipt of a personal benefit and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Statutory indemnification is not exclusive of any rights provided by any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     The Registrant's Bylaws provide that directors and officers of the Registrant shall be indemnified by the Registrant against expenses and liabilities incurred in connection with or resulting from threatened, pending or completed actions, whether civil, criminal, administrative or investigative, in which said person became involved by reason of having been a director or officer of the Registrant; provided that such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and in addition, with respect to any criminal action or proceeding, did not have a reasonable cause to believe that his or her conduct was unlawful. Any person who has been wholly successful on the merits of or otherwise with respect to any claim, action, suit or proceeding described above shall be entitled to indemnification without any further action or approval by the Board of Directors. In any other situation, indemnification shall be made at the discretion of the Registrant, but only if the Board of Directors, acting by a majority vote of a quorum consisting of directors who are not parties to the claim, find that the person has met the standard of conduct described above. If no such quorum of the Board exists, then independent legal counsel may render such opinion as to whether the standards have been met or the holders of a majority of the stock entitled to vote for the election of directors shall determine by affirmative vote that such director or officer has met the standards. However, notwithstanding the foregoing, no officer or director who has been determined to be liable for negligence or misconduct in the performance of his or her duties to the Registrant shall be indemnified unless and except to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability and in view of all the circumstances, such person is fairly and reasonably entitled to be indemnified for such expenses as the court shall deem proper.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 8.  Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-B:

Exhibit
   No.                             Description
-------                            -----------

4(a) Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-QSB, for the quarter ended September 30, 1996 (File No. 0-24528).

4(b) Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-QSB, for the quarter ended September 30, 1996 (File No. 0-24528).

5        Opinion of counsel with respect to the securities being registered.

23(a)    Consent of counsel (included in Exhibit 5).

23(b)    Consent of Mauldin & Jenkins.

24       Power of Attorney (see signature pages to this Registration Statement).


Item 9.  Undertakings.

     (a)    The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 18th day of December, 1996.

                              FIRST ALLIANCE/PREMIER BANCSHARES, INC.


                              By: /s/ Darrell D. Pittard
                                  ----------------------
                                     Darrell D. Pittard
                                     Chairman of the Board and
                                     Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Darrell D. Pittard, J. Edward Mulkey, Jr. and Frank H. Roach as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on December 18, 1996 by the following persons in the capacities indicated.


Name                              Title
----                              -----


/s/ Darrell D. Pittard            Chairman of the Board and
----------------------            Chief Executive Officer
Darrell D. Pittard                (principal executive officer)



/s/ J. Edward Mulkey, Jr.         Director, President and
-------------------------         Chief Operating Officer
J. Edward Mulkey, Jr.


/s/ N. Michael Anderson           Director
-----------------------
N. Michael Anderson


/s/ James L. Coxwell              Director
--------------------
James L. Coxwell


/s/ William M. Evans, Jr.         Director
-------------------------
William M. Evans, Jr.


/s/ James E. Freeman              Director
--------------------
James E. Freeman


/s/ Robin R. Howell               Director
-------------------
Robin R. Howell


/s/ Nisbet S. Kendrick, III       Director
---------------------------
Nisbet S. Kendrick, III


/s/ Frank H. Roach                Executive Vice President and
------------------                Chief Financial Officer
Frank H. Roach                    (principal financial and accounting officer)

                                 EXHIBIT INDEX

   Exhibit                                                                         Sequential
     No.                     Description                                           Page No.
----------                   -----------                                           ----------
    4(a)              Articles of Incorporation of the Registrant (incorporated         N/A
                      herein by reference to Exhibit 3.1 to the Registrant's
                      Quarterly Report on Form 10-QSB for the quarter ended
                      September 30, 1996 (File No. 0-24528)).

    4(b)              Bylaws of the Registrant (incorporated herein by                  N/A
                      reference to Exhibit 3.2 to the Registrant's Quarterly
                      Report on Form 10-QSB for the quarter ended
                      September 30, 1996 (File No. 0-24528)).

      5               Opinion of counsel with respect to the securities being           ----
                      registered.

    23(a)             Consent of counsel (included in Exhibit 5).                       ----

    23(b)             Consent of Mauldin & Jenkins,independent accountants.             ----

     24               Power of Attorney (see signature pages to this                    ----
                      Registration Statement).